UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K
________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 25, 2020
________________
BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 505-4755
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On September 25, 2020, Brickell Biotech, Inc. (the “Company”) issued a press release, which is furnished as Exhibit 99.1 to this report, announcing that its Japanese development partner, Kaken Pharmaceutical Co., Ltd. (“Kaken”), received approval to manufacture and market sofpironium bromide gel, 5% in Japan for the treatment of primary axillary (underarm) hyperhidrosis.
The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 8.01. Other Events.
On September 25, 2020, the Company announced that its Japanese development partner, Kaken, received approval to manufacture and market sofpironium bromide gel, 5% under the brand name ECCLOCK® in Japan for the treatment of primary axillary (underarm) hyperhidrosis.
This regulatory approval is based on the results of the Japanese Phase 3 pivotal registration study of sofpironium bromide gel, 5% in 281 patients with primary axillary hyperhidrosis, in which all primary and secondary efficacy endpoints demonstrated statistically significant differences between sofpironium bromide gel and vehicle (placebo). In addition, sofpironium bromide gel was deemed to be safe and generally well tolerated in this study, as well as in the accompanying 52-week long-term safety extension study in Japan.
Under the sublicense agreement with Kaken, the Company is entitled to receive sales-based milestone payments, as well as tiered royalties based on a percentage of net sales of sofpironium bromide gel in Japan.
Sofpironium bromide is currently being developed by the Company in the U.S. for the treatment of primary axillary hyperhidrosis. The Company intends to initiate its pivotal Phase 3 program in the U.S. for sofpironium bromide gel, 15% during the fourth quarter of 2020, which will ultimately be comprised of two pivotal Phase 3 trials to evaluate sofpironium bromide gel compared to vehicle in approximately 350 subjects (per trial) with primary axillary hyperhidrosis.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1    Press release issued by Brickell Biotech, Inc. on September 25, 2020
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2020	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer